As filed with the Securities and Exchange Commission on August 19, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAYBUG VISION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	45-2120079
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

203 Redwood Shores Parkway, Suite 620 Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2020 Equity Incentive Plan

(Full title of the plans)

Frederic Guerard

Chief Executive Officer

Graybug Vision, Inc.

203 Redwood Shores Parkway, Suite 620

Redwood City, CA 94065

(650) 487-2800

(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Effie Toshav, Esq.

Robert A. Freedman, Esq.

Julia Forbess, Esq.

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, California 94104

(415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Graybug Vision, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,340,000 additional shares of common stock available for issuance under the Registrant’s Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”) pursuant to stockholder approval of an amendment to the 2020 Plan obtained on June 2, 2022.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2020 Plan, this Registration Statement hereby incorporates by reference the contents of the Registrant’s previous Registration Statements on Form S-8 filed with the Commission on September 25, 2020 (Registration No. 333-249033), on March 19, 2021 (Registration No. 333-254522) and on March 11, 2022 (Registration No. 333-263464) to the extent not superseded hereby. In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 11, 2022 pursuant to Section 13 of the Exchange Act;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-39538) filed on September 21, 2020 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed
	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-39538	3.1	11/12/2020

4.2	Restated Bylaws of the Registrant	10-Q	001-39538	3.2	11/12/2020

4.3	Form of Registrant’s Common Stock certificate	S-1/A	333-248611	4.1	9/21/2020

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	Amended and Restated 2020 Equity Incentive Plan and forms of award agreements thereunder					X

107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 19th day of August, 2022.

GRAYBUG VISION, INC.

By:	/s/ Frederic Guerard, Pharm.D.
Frederic Guerard, Pharm.D.
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frederic Guerard and Robert S. Breuil, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Frederic Guerard, Pharm.D. Frederic Guerard, Pharm.D.	Chief Executive Officer and Director (Principal Executive Officer)	August 19, 2022

/s/ Robert S. Breuil Robert S. Breuil	Chief Financial Officer (Principal Financial and Accounting Officer)	August 19, 2022

/s/ Christy Shaffer, Ph.D. Christy Shaffer, Ph.D.	Chairperson, Director	August 19, 2022

/s/ Christina Ackermann Christina Ackermann	Director	August 19, 2022

/s/ Eric Bjerkholt Eric Bjerkholt	Director	August 19, 2022

/s/ Julie Eastland Julie Eastland	Director	August 19, 2022

/s/ Dirk Sauer Dirk Sauer	Director	August 19, 2022